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                                                                    EXHIBIT 3(i)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DOMINION BRIDGE CORPORATION

FIRST:     NAME.

     The name of the Corporation is DOMINION BRIDGE CORPORATION.

SECOND:  REGISTERED OFFICE AND AGENT.

     The address of the registered office of the Corporation in the State of Delaware is 11th Floor, Rodney Square North, 11th & Market Streets, Wilmington, DE 19899, New Castle County. The name of its registered agent at such address is Corporation Guarantee and Trust Company.

THIRD:    PURPOSE AND BUSINESS.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to conduct and promote any business in connection therewith.

FOURTH:  CAPITAL STOCK.

     (a) AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty-five million (55,000,000), consisting of fifty million (50,000,000) shares of Common Stock, par value $.001 cents per share ("Common Stock"), and five million (5,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

     (b) PREFERRED STOCK. The Board of Directors of the Corporation is hereby authorized to issue, from time to time, shares of Preferred Stock in series and to fix the number of shares in each series and the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon, including without limitation, any of the following: (i) provisions relating to voting rights of each share in such series including multiple or fractional votes per share, (ii) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any, (iii) provisions relating to the right to receive dividends, including without limitation, participation in dividends with shares of any other class or series of capital stock of the Corporation and/or preferential dividends, the rate of such dividends, whether such dividends shall be cumulative or noncumulative and the conditions on which dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation, (iv) the rights thereof upon the dissolution of, or upon any distribution of the assets of the Corporation, and (v) except as otherwise explicitly prohibited by the Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

FIFTH:     INDEMNIFICATION AND INSURANCE.

     (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
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     (b)  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Notwithstanding any limitation to the contrary contained in subparagraphs (a) and (b) herein, the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office and shall continue as to a person who has ceased to be director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

     (d) INSURANCE: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SIXTH:    LIABILITY OF DIRECTORS:  Under Section 102(b)(7) of the Delaware
General Corporation Law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     THE UNDERSIGNED, being the President and Secretary, for the purpose of declaring the aforesaid as the Amended and Restated Certificate of Incorporation of Dominion Bridge Corporation pursuant to the General Corporation Law of Delaware do make this certificate, hereby declaring and certifying that this is their act and deed and the facts herein stated are true and accordingly have
hereunto set their hand and seal this                day of August, 1996.

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Attest/Secretary                                 President
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(Seal)